Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that V.F. Corporation and the undersigned directors and officers of V.F. Corporation do hereby constitute and appoint Laura C. Meagher, Robert K. Shearer, and Eric C. Wiseman, and each of them, true and lawful attorneys-in-fact of the undersigned to execute on their behalf the Annual Report of V.F. Corporation on Form 10-K (including any amendments thereof) for the fiscal year of V.F. Corporation ended December 29, 2012, to be filed with the Securities and Exchange Commission.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Power of Attorney this 12th day of February, 2013.

V.F. CORPORATION

ATTEST:

/s/ Laura C. Meagher	By:	/s/ Eric C. Wiseman
Laura C. Meagher Secretary		Eric C. Wiseman Chairman of the Board

Principal Executive Officer:		Principal Financial Officer:

/s/ Eric C. Wiseman		/s/ Robert K. Shearer
Eric C. Wiseman President and Chief Executive Officer		Robert K. Shearer Senior Vice President and Chief Financial Officer

/s/ Richard T. Carucci		/s/ Laura W. Lang
Richard T. Carucci, Director		Laura W. Lang, Director

/s/ Juliana L. Chugg		/s/ W. Alan McCollough
Juliana L. Chugg, Director		W. Alan McCollough, Director

/s/ Juan Ernesto de Bedout		/s/ Clarence Otis, Jr.
Juan Ernesto de Bedout, Director		Clarence Otis, Jr., Director

/s/ Ursula O. Fairbairn
Ursula O. Fairbairn, Director		Matthew J. Shattock, Director

/s/ George Fellows		/s/ Raymond G. Viault
George Fellows, Director		Raymond G. Viault, Director

/s/ Robert J. Hurst		/s/ Eric C. Wiseman
Robert J. Hurst, Director		Eric C. Wiseman, Director